Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 12, 2026, with respect to the statement of assets and liabilities (in organization) of Bitwise Avalanche ETF, as of December 31, 2025, and to the reference to our firm under the heading “Experts” in the Registration Statement on Form S-1.

/s/ KPMG LLP

New York, New York

March 26, 2026